EXHIBIT 99.1

Chemours Signs Definitive Agreement to Sell Clean and Disinfect Business to LANXESS

Agreement Moves Chemours Closer to Completing Strategic Review of Chemical Solutions

WILMINGTON, Del., April 25, 2016 - The Chemours Company (Chemours) (NYSE: CC), a global chemistry company with leading market positions in titanium technologies, fluoroproducts and chemical solutions, has signed a definitive agreement to sell the Disinfectants, Oxone® and Chlorine Dioxide business lines (Clean and Disinfect Business) of its Chemical Solutions segment to specialty chemicals group LANXESS for $230 million in cash. The company anticipates closing the transaction within the second half of 2016, subject to customary closing conditions and regulatory approvals.

“Today marks another important step in our five-point transformation plan,” said Mark Vergnano, Chemours president and CEO. “This agreement, along with the recent sale of our Beaumont aniline facility, illustrates the significant progress we are making to streamline our portfolio and improve our liquidity position.”

The Clean and Disinfect Business, with approximately $110 million in combined revenue, is a set of leading oxidation chemistry businesses focused on providing innovative cleaning and disinfection solutions for a wide range of industrial, consumer, animal and human health applications. The product portfolio is organized into three primary categories: Disinfectants, Oxone® and Chlorine Dioxide. Chemours will retain the Glycolic Acid business based in Belle, W. Va., which was historically part of the Clean and Disinfect Business.

Barclays Capital Inc. is acting as financial advisor and Wachtell, Lipton, Rosen & Katz is acting as legal adviser to Chemours.

About The Chemours Company
The Chemours Company (NYSE: CC) helps create a colorful, capable and cleaner world through the power of chemistry. Chemours is a global leader in titanium technologies, fluoroproducts and chemical solutions, providing its customers with solutions in a wide range of industries with market-defining products, application expertise and chemistry-based innovations. Chemours ingredients are found in plastics and coatings, refrigeration and air conditioning, mining and oil refining operations and general industrial manufacturing. Our flagship products include prominent brands such as Teflon™, Ti-Pure™, Krytox™, Viton™, Opteon™ and Nafion™. Chemours has approximately 8,000 employees across 35 manufacturing sites serving more than 5,000 customers in North America, Latin America, Asia-Pacific and Europe. Chemours is headquartered in Wilmington, Delaware and is listed on the NYSE under the symbol CC. For more information please visit chemours.com.

# # #

Forward-Looking Statements

This press release contains forward-looking statements, which often may be identified by their use of words like "plans," "expects," "will," "believes," "intends," "estimates," "anticipates" or other words of similar meaning. It is uncertain whether the transaction announced will be consummated, and if it is completed, what impact it will have on Chemours’ results of operations and financial condition. These forward-looking statements address, among other things, the ability of the parties to satisfy the conditions precedent and consummate the anticipated transaction, the timing of consummation of the transaction, the ability of the parties to secure regulatory approvals in a timely manner or on the terms desired or anticipated, the ability to implement the anticipated business plans following closing and achieve anticipated benefits and savings, our anticipated future operating and financial performance, business plans and prospects, transformation plans, resolution of environmental liabilities, litigation and other contingencies, plans to increase profitability, our ability to pay or the amount of any dividend, and target leverage that are subject to substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Forward-looking statements are not guarantees of future performance and are based on certain assumptions and expectations of future events which may not

EXHIBIT 99.1

be realized. The matters discussed in these forward-looking statements also are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those projected, anticipated or implied in the forward-looking statements, as further described in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the fiscal year ended December 31, 2015. Chemours undertakes no duty to update any forward-looking statements.

CONTACTS:

MEDIA:
Janet Smith
Global Communications Leader
+1.302.773.4508
janet.e.smith@chemours.com

Lene Stosic
Sr. Communications Manager, EMEA
+41.22.719.1622
lene.stosic@chemours.com

INVESTORS:
Alisha Bellezza
Director of Investor Relations
+1.302.773.2263
investor@chemours.com